                      SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, DC 20549


                             ____________________



                                   EXHIBITS

                                  filed with

                            REGISTRATION STATEMENT

                                      on

                                   FORM S-8

                                     UNDER

                          THE SECURITIES ACT OF 1933


                             ____________________



                            LOWE'S COMPANIES, INC.
                        EMPLOYEE STOCK PURCHASE PLAN -
                          STOCK OPTIONS FOR EVERYONE
                           (full title of the plan)

                                 EXHIBIT INDEX

                                                                                               Sequentially
Exhibit No.                            Description                                             Numbered Page
--------------------                   --------------------                                    --------------
   4.1                                Amended and Restated Rights Agreement dated
                                      December 2, 1999, between the Company and
                                      Equiserve Trust Company, N.A., as Rights Agent
                                      (Incorporated herein by reference to Exhibit 2
                                      of Amendment No. 2 to the Company's
                                      Registration Statement on Form 8-A dated
                                      February 14, 2000, as amended by Exhibit 1 of
                                      Amendment No. 3 to the Company's Registration
                                      Statement on Form 8-A dated March 2, 2000).

   4.2                                Lowe's Companies, Inc. Employee Stock Purchase
                                      Plan - Stock Options for Everyone.

     5                                Opinion of Hunton & Williams as to the
                                      legality of the securities being registered.

  23.1                                Consent of Hunton & Williams (included in the
                                      opinion filed as Exhibit 5 to the Registration
                                      Statement).

  23.2                                Consent of Deloitte & Touche LLP.

    24                                Power of Attorney for Officers and Directors
                                      (included on page II-5 of the Registration
                                      Statement).

                                                                     Exhibit 4.2
                                                                     -----------





                               LOWE'S COMPANIES

                         EMPLOYEE STOCK PURCHASE PLAN-

                          STOCK OPTIONS FOR EVERYONE

                               TABLE OF CONTENTS

ARTICLE I DEFINITIONS...................................................... 1
     1.01. Administrator................................................... 1
     1.02. Affiliate....................................................... 1
     1.03. Board........................................................... 1
     1.04. Change in Control............................................... 1
     1.05. Code............................................................ 1
     1.06. Committee....................................................... 1
     1.07. Common Stock.................................................... 2
     1.08. Company......................................................... 2
     1.09. Compensation.................................................... 2
     1.10. Control Change Date............................................. 2
     1.11. Date of Exercise................................................ 2
     1.12. Date of Grant................................................... 2
     1.13. Election Date................................................... 2
     1.14. Eligible Employee............................................... 3
     1.15. Enrollment Form................................................. 3
     1.16. Enrollment Period............................................... 3
     1.17. Exchange Act.................................................... 3
     1.18. Fair Market Value............................................... 3
     1.19. Five Percent Shareholder........................................ 3
     1.20. Offering Period................................................. 4
     1.21. Option.......................................................... 4
     1.22. Participant..................................................... 4
     1.23. Plan............................................................ 4
     1.24. Rights Agreement................................................ 4
ARTICLE II PURPOSES........................................................ 4
ARTICLE III ADMINISTRATION................................................. 4
ARTICLE IV ELIGIBILITY..................................................... 5
ARTICLE V COMPENSATION DEDUCTIONS.......................................... 5
     5.01. Enrollment Form................................................. 5
     5.02. Participant's Account........................................... 6
ARTICLE VI OPTION GRANTS................................................... 6
     6.01. Number of Shares................................................ 6
     6.02. Option Price.................................................... 6
ARTICLE VII EXERCISE OF OPTION............................................. 6
     7.01. Automatic Exercise.............................................. 6
     7.02. Change in Control............................................... 7
     7.03. Nontransferability.............................................. 7
     7.04. Employee Status................................................. 7
     7.05. Delivery of Certificates........................................ 8
     7.06. Vesting......................................................... 8
ARTICLE VIII WITHDRAWAL AND TERMINATION OF EMPLOYMENT...................... 8

     8.01. Generally...................................................... 8
     8.02. Subsequent Participation....................................... 8
ARTICLE IX STOCK SUBJECT TO PLAN.......................................... 8
     9.01. Aggregate Limit................................................ 8
     9.02. Reallocation of Shares......................................... 9
ARTICLE X ADJUSTMENT UPON CHANGE IN COMMON STOCK.......................... 9
ARTICLE XI COMPLIANCE WITH LAW AND APPROVAL OF REGULATORY BODIES.......... 9
ARTICLE XII GENERAL PROVISIONS........................................... 10
     12.01. Effect on Employment and Service............................. 10
     12.02. Unfunded Plan................................................ 10
     12.03. Rules of Construction........................................ 10
ARTICLE XIII AMENDMENT................................................... 10
ARTICLE XIV DURATION OF PLAN............................................. 10
ARTICLE XV EFFECTIVE DATE OF PLAN........................................ 11

                                   ARTICLE I

                                  DEFINITIONS

1.01.  Administrator.
       -------------

     Administrator means the Committee and any delegate of the Committee that is appointed in accordance with Article III.

1.02.  Affiliate.
       ---------

     Affiliate means any "parent corporation" or "subsidiary corporation" (within the meaning of Section 424 of the Code) of the Company, including a corporation that becomes an Affiliate after the adoption of this Plan, that the Board designates as a participating employer in the Plan.

1.03.  Board.
       -----

     Board means the Board of Directors of the Company.

1.04.  Change in Control.
       -----------------

     Change in Control means that following a Stock Acquisition Date, directly or indirectly, (i) the Company shall consolidate with, or merge with and into, any other Person (other than a Subsidiary of the Company in a transaction that complies with Section 11(n) of the Rights Agreement), and the Company shall not be the continuing or surviving corporation of such consolidation or merger, (ii) any Person (other than a Subsidiary of the Company in a transaction that complies with Section 11(n) of the Rights Agreement), shall consolidate with, or merge with or into, the Company, and the Company shall be the continuing or surviving corporation in such consolidation or merger and, in connection with such consolidation or merger, all or part of the outstanding shares of Common Stock shall be changed into or exchanged for stock or other securities of any other person or cash or any other property, (iii) the Company shall be a party to a statutory share exchange with any other Person (other than a Subsidiary of the Company in a transaction that complies with Section 11(n) of the Rights Agreement), after which the Company is a Subsidiary of any other Person, or (iv) the Company shall sell or otherwise transfer (or one or more of its Subsidiaries shall sell or otherwise transfer), in one transaction or a series of related transactions, assets or earning power aggregating more than 50% of the assets or earning power of the Company and it subsidiaries (taken as a whole) to any Person or Persons (other than the Company or any Subsidiary of the Company in one or more transactions each of which complies with Section 11(n) of the Rights Agreement). For purposes of this Plan, the terms "Stock Acquisition Date," "Person," and "Subsidiary" shall have the same meaning as assigned to such terms in the Rights Agreement.

1.05.  Code.
       ----

     Code means the Internal Revenue Code of 1986, and any amendments thereto.

1.06.  Committee.
       ---------

     Committee means the Compensation Committee of the Board.

1.07.  Common Stock.
       ------------

     Common Stock means the common stock of the Company.

1.08.  Company.
       -------

     Company means Lowe's Companies, Inc.

1.09.  Compensation.
       ------------

     Compensation means, as to payroll periods ending during an Offering Period,
(a) in the case of an employee who is classified as a full-time employee under the payroll procedures of the Company or an Affiliate and who works at least 80 hours in a payroll period, the employee's base salary or wages for the biweekly payroll period based on 80 hours of work during the payroll period, (b) in the case of an employee who is classified as a full-time employee under the payroll procedures of the Company or an Affiliate and who works less than 80 hours in a payroll period, the employee's actual base salary or wages for the biweekly payroll period, (c) in the case of an employee who is not classified as a full-time employee under the payroll procedures of the Company or an Affiliate and who works at least 40 hours in a payroll period, the employee's base salary or wages for the biweekly payroll period based on 40 hours of work during the payroll period and (d) in the case of an employee who is not classified as a full-time employee under the payroll procedures of the Company or an Affiliate and who works less than 40 hours in a payroll period, the employee's actual base salary or wages for the biweekly payroll period.

1.10.  Control Change Date.
       -------------------

     Control Change Date means the date on which a Change in Control occurs. If a Change in Control occurs on account of a series of transactions, the "Control Change Date" is the date of the last of such transactions.

1.11.  Date of Exercise.
       ----------------

     Date of Exercise means each November 30 next following the June 1 Date of Grant and each May 31 next following the December 1 Date of Grant.

1.12.  Date of Grant.
       -------------

     Date of Grant means each June 1 and each December 1 during the term of the Plan.

1.13.  Election Date.
       -------------

     Election Date means the last business day of the Enrollment Period.

1.14.  Eligible Employee.
       -----------------

     Eligible Employee means (a) an employee of the Company or an Affiliate who is classified as a full-time employee under the payroll procedures of the Company or Affiliate and (b) an employee of the Company or an Affiliate who is not classified as a full-time employee under the payroll procedures of the Company or Affiliate and who has completed at least twelve months of continuous employment with the Company and its Affiliates. The preceding sentence to the contrary notwithstanding, an individual who is a Five Percent Shareholder is not an Eligible Employee.

1.15.  Enrollment Form.
       ---------------

     Enrollment Form means the form, prescribed by the Administrator, that a Participant uses to authorize a reduction in his Compensation in accordance with
Article V.

1.16.  Enrollment Period.
       -----------------

     Enrollment Period means (a) the month of May in the case of the Offering Period beginning on June 1 and (b) the month of November in the case of the Offering period beginning on December 1.

1.17.  Exchange Act.
       ------------

     Exchange Act means the Securities Exchange Act of 1934, as amended.

1.18.  Fair Market Value.
       -----------------

     Fair Market Value means, on any given date, the reported "closing" price of a share of Common Stock on the primary exchange on which shares of the Common Stock are listed. If, on any given date, no share of Common Stock is traded on an established stock exchange, then Fair Market Value shall be determined with reference to the next preceding day that the Common Stock was so traded.

1.19.  Five Percent Shareholder.
       ------------------------

     Five Percent Shareholder means any individual who, immediately after the grant of an Option owns or would be deemed to own more than five percent of the total combined voting power or value of all classes of stock of the Company or of an Affiliate. For this purpose, (i) an individual shall be considered to own any stock owned (directly or indirectly) by or for his brothers, sisters, spouse, ancestors or lineal descendants and shall be considered to own proportionately any stock owned (directly or indirectly) by or for a corporation, partnership, estate or trust of which such individual is a shareholder, partner or beneficiary, and (ii) stock of the Company or an Affiliate that an individual may purchase under outstanding options (whether or not granted under this Plan) shall be treated as stock owned by the individual.

1.20.  Offering Period.
       ---------------

     Offering Period means the period beginning on each Date of Grant and ending on the next following Date of Exercise.

1.21.  Option.
       ------

     Option means a stock option that entitles the holder to purchase from the Company a stated number of shares of Common Stock in accordance with, and subject to, the terms and conditions prescribed by the Plan.

1.22.  Participant.
       -----------

     Participant means an Eligible Employee, including an Eligible Employee who is a member of the Board, who satisfies the requirements of Article IV and who elects to receive an Option.

1.23.  Plan.
       ----

     Plan means the Lowe's Companies Employee Stock Purchase Plan - Stock Options for Everyone.

1.24.  Rights Agreement.
       ----------------

     Rights Agreement means the Amended and Restated Rights Agreement dated December 2, 1999 between the Company and Equiserve Trust Company, N.A. as Rights Agent.

                                  ARTICLE II

                                   PURPOSES

     The Plan is intended to assist the Company and its Affiliates in recruiting and retaining individuals with ability and initiative by enabling such persons to participate in the future success of the Company and its Affiliates and to associate their interests with those of the Company and its shareholders. The Plan is intended to permit the grant of Options qualifying under Section 423 of the Code. No Option shall be invalid for failure to qualify under Section 423 of the Code. The proceeds received by the Company from the sale of Common Stock pursuant to this Plan shall be used for general corporate purposes.

                                  ARTICLE III

                                ADMINISTRATION

     The Plan shall be administered by the Administrator. The Administrator shall have complete authority to interpret all provisions of this Plan; to adopt, amend, and rescind rules and regulations pertaining to the administration of the Plan; and to make all other determinations necessary or advisable for the administration of this Plan. The express grant in the Plan of any specific power to the Administrator shall not be construed as limiting any power or authority of the Administrator. Any decision made, or action taken, by the Administrator in connection with the administration of this Plan shall be final and conclusive. Neither the Administrator nor any member of the Committee shall be liable for any act done in good faith with respect to this Plan or any Option. All expenses of administering this Plan shall be borne by the Company.

     The Committee, in its discretion, may delegate to one or more officers of the Company all or part of the Committee's authority and duties. The Committee may revoke or amend the terms of a delegation at any time but such action shall not invalidate any prior actions of the Committee's delegate or delegates that were consistent with the terms of the Plan.

                                  ARTICLE IV

                                  ELIGIBILITY

     Each person who is or will be an Eligible Employee on the Date of Grant may elect to participate in the Plan by completing an Enrollment Form in accordance with Section 5.01 and returning it to the Administrator on or before the Election Date.

                                   ARTICLE V

                            COMPENSATION DEDUCTIONS

5.01.  Enrollment Form.
       ---------------

        (a) An Eligible Employee who satisfies the requirements of Article IV becomes a Participant for an Offering Period by completing an Enrollment Form and returning it to the Administrator on or before the Election Date. The Participant's Enrollment Form shall authorize deductions from his or her Compensation for purposes of the Plan and shall specify the percentage of Compensation to be deducted; provided, however, that the percentage shall be in multiples of one percent and shall be at least one percent but not more than twenty percent and shall not exceed $10,625 for any Offering Period.

        (b) A Participant may not contribute to, or otherwise accumulate funds under, the Plan except by Compensation deductions in accordance with his or her Enrollment Form.

        (c) A Participant's Enrollment Form becomes operative on the Election Date. An Enrollment Form may be amended or revoked before the Election Date. Once an Enrollment Form becomes operative it will continue in effect, and may not be amended, until the earlier of the Date of Exercise, the Participant's termination of employment or the Participant's withdrawal from the Plan in accordance with Section 8.01.

5.02.  Participant's Account.
       ---------------------

     A recordkeeping account shall be established for each Participant. All amounts deducted from a Participant's Compensation pursuant to his or her Enrollment Form shall be credited to his or her account. No interest will be paid or credited to the account of any Participant.

                                  ARTICLE VI

                                 OPTION GRANTS

6.01.  Number of Shares.
       ----------------

        (a) Each Eligible Employee who is a Participant on the Date of Grant shall be granted an Option as of the Date of Grant. The number of shares of Common Stock subject to such Option shall be the number of whole shares determined by dividing the option price into the balance credited to the Participant's account as of the Date of Exercise. Notwithstanding the preceding sentence, no Participant will be granted an Option as of any Date of Grant for more than a number of shares of Common Stock determined by dividing $12,500 by the Fair Market Value on the Date of Grant.

        (b) An Option covering a fractional share will not be granted under the Plan. Any amount remaining to the credit of the Participant's account after the exercise of an Option shall remain in the account and applied to the payment of the option price of the Option granted in the following Offering Period, if the Participant continues to participate in the Plan or, if he or she does not continue to participate in the Plan, shall be returned to the Participant.

6.02.  Option Price.
       ------------

     The price per share for Common Stock purchased on the exercise of an Option shall be the lesser of (i) eighty-five percent of the Fair Market Value on the Date of Grant or (ii) eighty-five percent of the Fair Market Value on the Date of Exercise.

                                  ARTICLE VII

                              EXERCISE OF OPTION

7.01.  Automatic Exercise.
       ------------------

     Subject to the provisions of Articles VIII, IX and XI, each Option shall be exercised automatically as of the Date of Exercise next following the Option's Date of Grant for the number of whole shares of Common Stock that may be purchased at the option price for that Option with the balance credited to the Participant's account.

7.02.  Change in Control.
       -----------------

        (a) Notwithstanding any other provision of this Plan, in the event of a Change in Control the Committee may prescribe that (i) the Date of Exercise for all outstanding Options shall be the Control Change Date (in which case the option price per share shall be the lesser of 85% of the Fair Market Value on the Date of Grant or 85% of the Fair Market Value on the Control Change Date),
(ii) all outstanding Options shall be canceled as of the Control Change Date and each Participant shall be entitled to a payment per share (in cash or other property as determined by the Committee), equal to the Fair Market Value of the number of shares of Common Stock that would have been issued to the Participant if the Option had been exercised under the preceding clause (i) or (iii) a substitute option shall be granted for each outstanding Option in accordance with Section 424 of the Code.

        (b) A Participant shall be entitled to a payment under this Plan if (i) any benefit, payment, accelerated vesting or other right under this Plan constitutes a "parachute payment" (as defined in Code section 280G(b)(2)(A), but without regard to Code section 280G(b)(2)(A)(ii)), with respect to such Participant and (ii) the Participant incurs a liability under Code section 4999. The amount payable to a Participant described in the preceding sentence shall be the amount required to indemnify the Participant and hold him harmless from the application of Code sections 280G and 4999. To effect this indemnification, the Company must pay such Participant an amount sufficient to pay the excise tax imposed on Participant under code section 4999 with respect to benefits, payments, accelerated vesting and other rights under this Plan and any other plan or agreement and any income, employment, hospitalization, excise or other taxes attributable to the indemnification payment. The benefit payable under this Section 7.02(b) shall be paid in a single cash sum not later than twenty days after the date (or extended filing date) on which the tax return reflecting liability for the Code section 4999 excise tax is required to be filed with the Internal Revenue Service.

7.03.  Nontransferability.
       ------------------

     Each Option granted under this Plan shall be nontransferable. During the lifetime of the Participant to whom the Option is granted, the Option may be exercised only by the Participant. No right or interest of a Participant in any Option shall be liable for, or subject to, any lien, obligation, or liability of such Participant.

7.04.  Employee Status.
       ---------------

     For purposes of determining whether an individual is employed by the Company or an Affiliate, the Administrator may decide to what extent leaves of absence for governmental or military service, illness, temporary disability, or other reasons shall not be deemed interruptions of continuous employment.

7.05.  Delivery of Certificates.
       ------------------------

     Subject to the provisions of Articles IX and XI, the Company shall deliver, to a broker designated by the Administrator, the certificate or certificates evidencing the shares of Common Stock acquired by each Participant during an Offering Period. Certificates evidencing the shares acquired by a Participant shall be delivered to the Participant as promptly as possible following the Participant's request to such broker or, upon the Participant's direction, the broker shall sell such shares of Common Stock and deliver the net sales proceeds to the Participant.

7.06.  Vesting.
       -------

     A Participant's interest in the Common Stock purchased upon the exercise of an Option shall be immediately vested and nonforfeitable.

                                 ARTICLE VIII

                                WITHDRAWAL AND

                           TERMINATION OF EMPLOYMENT

8.01.  Generally.
       ---------

     A Participant may revoke his or her Enrollment Form for an Offering Period and withdraw from Participation in the Plan for that Offering Period by giving written notice to that effect to the Administrator at any time before the Date of Exercise. In that event, all of the payroll deductions credited to his or her account will be paid to the Participant promptly after receipt of the notice of withdrawal and no further payroll deductions will be made from his or her Compensation for that Offering Period. A Participant shall be deemed to have elected to withdraw from the Plan in accordance with this Section 8.01 if he or she ceases to be an employee of the Company and its Affiliates for any reason.

8.02.  Subsequent Participation.
       ------------------------

     A Participant who has withdrawn his participation in the Plan under Section
8.01 may submit a new Enrollment Form to the Administrator and resume participation in the Plan for any later Offering Period, provided that he or she satisfies the requirements of Article IV and the Administrator receives his or her Enrollment Form on or before the Election Date.

                                  ARTICLE IX

                             STOCK SUBJECT TO PLAN

9.01.  Aggregate Limit.
       ---------------

     The maximum aggregate number of shares of Common Stock that may be issued under this Plan pursuant to the exercise of Options is 5,000,000 shares. The maximum aggregate number of shares that may be issued under this Plan shall be subject to adjustment as provided in Article X.

9.02.  Reallocation of Shares.
       ----------------------

     If an Option is terminated, in whole or in part, for any reason other than its exercise, the number of shares of Common Stock allocated to the Option or portion thereof shall be reallocated to other Options to be granted under this Plan.

                                   ARTICLE X

                    ADJUSTMENT UPON CHANGE IN COMMON STOCK

     The maximum number of shares as to which Options may be granted under this Plan and the terms of outstanding Options shall be adjusted as the Committee shall determine to be equitably required in the event that (a) the Company (i) effects one or more stock dividends, stock split-ups, subdivisions or consolidations of shares or (ii) engages in a transaction to which Section 424 of the Code applies or (b) there occurs any other event which, in the judgment of the Committee necessitates such action. Any determination made under this
Article X by the Committee shall be final and conclusive.

     The issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, for cash or property, or for labor or services, either upon direct sale or upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to, the maximum number of shares as to which Options may be granted or the terms of outstanding Options.

                                  ARTICLE XI

                            COMPLIANCE WITH LAW AND

                         APPROVAL OF REGULATORY BODIES

     No Option shall be exercisable, no Common Stock shall be issued, no certificates for shares of Common Stock shall be delivered, and no payment shall be made under this Plan except in compliance with all applicable federal and state laws and regulations (including, without limitation, withholding tax requirements), any listing agreement to which the Company is a party, and the rules of all domestic stock exchanges on which the Company's shares may be listed. The Company shall have the right to rely on an opinion of its counsel as to such compliance. Any share certificate issued to evidence Common Stock for which an Option is exercised may bear such legends and statements as the Administrator may deem advisable to assure compliance with federal and state laws and regulations. No Option shall be exercisable, no Common Stock shall be issued, no certificate for shares shall be delivered, and no payment shall be made under this Plan until the Company has obtained such consent or approval as the Administrator may deem advisable from regulatory bodies having jurisdiction over such matters.

                                  ARTICLE XII

                              GENERAL PROVISIONS

12.01.  Effect on Employment and Service.
        --------------------------------

     Neither the adoption of this Plan, its operation, nor any documents describing or referring to this Plan (or any part thereof) shall confer upon any individual any right to continue in the employ of the Company or an Affiliate or in any way affect any right and power of the Company or an Affiliate to terminate the employment of any individual at any time with or without assigning a reason therefor.

12.02.  Unfunded Plan.
        -------------

     The Plan, insofar as it provides for grants, shall be unfunded, and the Company shall not be required to segregate any assets that may at any time be represented by grants under this Plan. Any liability of the Company to any person with respect to any grant under this Plan shall be based solely upon any contractual obligations that may be created pursuant to this Plan. No such obligation of the Company shall be deemed to be secured by any pledge of, or other encumbrance on, any property of the Company.

12.03.  Rules of Construction.
        ---------------------

     Headings are given to the articles and sections of this Plan solely as a convenience to facilitate reference. The reference to any statute, regulation, or other provision of law shall be construed to refer to any amendment to or successor of such provision of law.

                                 ARTICLE XIII

                                   AMENDMENT

     The Board may amend or terminate this Plan from time to time; provided, however, that no amendment may become effective until shareholder approval is obtained if (i) the amendment increases the aggregate number of shares of Common Stock that may be issued under the Plan or (ii) the amendment changes the class of individuals eligible to become Participants. No amendment shall, without a Participant's consent, adversely affect any rights of such Participant under any Option outstanding at the time such amendment is made.

                                  ARTICLE XIV

                               DURATION OF PLAN

     No Option may be granted under this Plan more than ten years after the earlier of the date this Plan is adopted by the Board or the date this Plan is approved by shareholders in accordance with Article XV. Options granted before that date shall remain valid in accordance with their terms.

                                  ARTICLE XV

                            EFFECTIVE DATE OF PLAN

     Options may be granted under this Plan upon its approval by a majority of the votes entitled to be cast by the Company's shareholders, voting either in person or by proxy, at a duly held shareholders' meeting within twelve months after this Plan is adopted by the Board.